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                          EXHIBIT 21

                   SUBSIDIARIES OF THE COMPANY

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                    SUBSIDIARIES OF THE COMPANY        Exhibit 21



                                                 State or Country
                 Name                            of Incorporation
--------------------------------------------     ----------------

Atlantic Gas Corporation                             Delaware
ConTigo, Inc.                                        Delaware
Energia Estrella del Sur, S. A. de C. V.             Mexico
Energy WorX, Inc.                                    Delaware
KellAir Aviation Company                             Delaware
Lavaca Realty Company                                Delaware
Mercado Gas Services Inc.                            Delaware
Norteno Pipeline Company                             Delaware
Southern Transmission Company                        Delaware
Southern Union Energy International, Inc.            Delaware
Southern Union Financing I                           Delaware
Southern Union International Investments, Inc.       Delaware
Southern Union Total Energy Systems, Inc.            Delaware
SUPro Energy Company                                 Delaware



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Note:  Seven other wholly-owned subsidiaries of Southern Union
       Company, Southern Union Financing II (a Delaware corpora-tion), Southern Union Financing III (a Delaware corpora-
       tion), Southern Union Gas Company, Inc. (a Delaware corporation), Southern Union Gas Company, Inc. (a Texas corporation), SU Acquisition Corporation (a California corporation), Western Utilities, Inc. (a Delaware corpora-
       tion) and Western Utilities, Inc. (a New Mexico corpora-
       tion), conduct no business except to the extent necessary to maintain their corporate existence.